EXHIBIT 99.1

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Commentary for the Week Ended October 17, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
10/17/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.30%	4.20%	14.82%
Class B Units	-0.31%	4.16%	14.04%

S&P 500 Total Return Index**	4.61%	-19.27%	-34.84%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o	Grant Park was least profitable this past week in the equity indices markets.
o
Short positions in the Japanese markets accounted for a bulk of the setbacks.  The Nikkei 225 lost over 25% of its value over the past month but bounced back last week and finished up 5.04% over the previous week’s close.

o
The portfolio’s positions in the European markets also endured setbacks.  Investor confidence improved as major economic powers including the U.S., U.K., Japan, and the Eurozone announced plans to shore up the banking markets.  Investors hope the global economy may be bottoming out and bid up share prices last week, which moved the major European indices higher against positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o	The equity markets put substantial pressure on the fixed income markets last week, resulting in minor losses for Grant Park’s long positions.
o
Longer-term fixed income products, namely the German Bund and U.S. Treasury Bonds, accounted for the majority of setbacks in the sector.  Credit markets remained frozen and investors avoided long-term products in pursuit of liquid, short-term instruments.  The uncertainty in the credit markets weighed on long-term positions and has fared well for the portfolio’s positions in the Eurodollar and Euribor markets.

Metals
•	Grant Park’s positions in the base and precious metals markets are mixed.
o	Short positions in the base metals markets were among Grant Park’s best performers last week.
o
The recent global economic slowdown  was most evident across the base metals markets this past week.  Base metals dipped as industrial production worldwide has waned due to declines in consumer confidence and reduced disposable income.  Grant Park’s positions in the LME nickel and zinc markets were among the most profitable, as both moved in excess of 10% for the week.

o	Adding to gains were short positions in the silver market. Analysts attribute the 11.9% price decline to speculator liquidation as a result of volatile equity markets.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.